     For Immediate Release
     March 5, 2013

Aleris Reports Fourth Quarter and Full Year 2012 Results
CLEVELAND, Ohio – March 5, 2013 – Aleris Corporation today reported results for the three and twelve months ended December 31, 2012.

Fourth Quarter 2012 Summary

▪Net loss attributable to Aleris Corporation of $(7) million and Adjusted EBITDA of $45 million
▪Continued pressure on scrap and metal spreads
▪Stronger performance in Rolled Products North America segment
▪Continued strength in aerospace
▪Stabilized European regional plate and sheet volumes
▪$500 million 7 7/8% senior notes issuance completed on October 23, 2012

Full Year 2012 Summary

▪Net income attributable to Aleris Corporation of $108 million and Adjusted EBITDA of $294 million
▪Substantial progress on all strategic growth initiatives with production to begin in the first quarter of 2013
▪$44 million of Aleris operating system productivity benefits
▪Strong global markets volumes, led by aerospace and improved overall mix of products sold
▪Completed Voerde cast house acquisition, securing strategic slab and billet supply in Europe
▪Ended 2012 with strong liquidity position of $1.0 billion

	For the three months ended		For the years ended
	December 31,		December 31,
	2012	2011	2012	2011
(Dollars in millions, metric tons in thousands)	(unaudited)
Metric tons invoiced	464	469	1,974	2,006
Revenue	$1,020	$1,060	$4,412	$4,826
Commercial margin	$398	$410	$1,688	$1,762
Segment income	$60	$86	$352	$396
Net (loss) income attributable to Aleris Corporation	$(7)	$20	$108	$162
Adjusted EBITDA	$45	$62	$294	$332

Aleris reported full year and fourth quarter 2012 revenue of approximately $4.4 billion and $1.0 billion, Adjusted EBITDA of $294 million and $45 million, and net income (loss) of $108 million and $(7) million.
“We are pleased with our performance within our global market segments, led by aerospace and automotive, as well as within our building and construction business in North America, which is beginning to see a recovery,” Steve Demetriou, Aleris Chairman and CEO said. “Tight metal spreads continue to negatively impact margins in our specification alloy business, which hurt our overall results for the quarter and the year. To restore profitability and reduce volatility in our specification alloy business, we are working towards better aligning the cost of the scrap used to the products we offer our customers.”
Demetriou continued, “I am extremely proud of our Aleris team’s outstanding execution of several strategic growth initiatives in 2012, substantially completing construction of our state-of-the-art mill in Zhenjiang, China, our new cold mill for the production of wide auto body sheet in Duffel, Belgium and our paint line expansion in Ashville, Ohio. These projects, which are in operation and undergoing customer qualifications today, will help position Aleris for long-term growth in our key end-use industries of aerospace, automotive, building & construction, and transportation.”
Fourth Quarter 2012 Results
Adjusted EBITDA totaled $45 million for the fourth quarter of 2012 compared to $62 million for the fourth quarter of 2011. Fourth quarter results were impacted by the following:

▪	a more profitable mix of products sold, driven by higher North American building and construction volumes, which increased Adjusted EBITDA by $5 million;

▪	productivity gains of $10 million, which more than offset inflation of $6 million;

▪	the continued reduction in scrap and metal spreads caused by low aluminum prices and limited scrap availability, which reduced Adjusted EBITDA by approximately $16 million;

▪	lower rolling margins for certain European rolled products, which reduced Adjusted EBITDA by $3 million; and

▪
currency fluctuations, which decreased Adjusted EBITDA by approximately $4 million due to the weakening of the U.S. dollar during the fourth quarter of 2012 and the strengthening of the U.S. dollar during the fourth quarter of 2011.

Net loss attributable to Aleris Corporation for the fourth quarter of 2012 was $(7) million compared to net income of $20 million for the fourth quarter of 2011. The $27 million reduction in net income resulted from the following:

▪	a $9 million increase in start up expenses primarily related to the Zhenjiang rolling mill;

▪	a $7 million increase in restructuring charges associated with efforts to reduce general and administrative expenses across the Company;

▪	a $14 million variance in our provisions for income taxes resulting from valuation allowance reductions recorded in the fourth quarter of 2011;

▪	a $6 million increase in interest expense associated with the issuance of $500 million 7 7/8% senior notes in October 2012;

▪	a $6 million increase in depreciation and amortization expenses as a result of the Company’s recent capital investments;

▪
a $9 million unfavorable variation in metal price lag (metal price lag represents the difference between the price of primary aluminum included in our revenues and the price of aluminum impacting our cost of sales, net of realized gains and losses from the Company’s hedging activities); and

▪	a $17 million reduction in Adjusted EBITDA as previously discussed.
Partially offsetting these unfavorable items was a $35 million favorable variation in unrealized gains on derivative financial instruments.
In the fourth quarter of 2012, cash provided by operating activities of $60 million, along with borrowings under our China Loan Facility and cash on hand, funded our capital expenditures of $105 million. Capital spending continued to increase as our major strategic growth initiatives, including the Zhenjiang rolling mill, the Duffel wide auto body sheet expansion, the Ashville wide coating line installation and numerous furnace upgrades and scrap optimization initiatives at our recycling businesses, all neared completion. Aleris had $1.0 billion of liquidity at December 31, 2012, which consisted of $411 million of availability under the ABL Facility plus $593 million of cash.
Rolled Products North America (“RPNA”)
RPNA’s segment income increased in the fourth quarter of 2012 to $26 million from $25 million in the fourth quarter of 2011. Segment Adjusted EBITDA increased 6 percent, to $23 million, in the fourth quarter of 2012 from $22 million in the fourth quarter of 2011. Volumes increased by 8 percent, increasing Adjusted EBITDA by $4 million. The volume increase was driven by an 8 percent increase in demand from customers in the building and construction industry and a 20 percent increase in demand in the transportation industry, which more than offset the 2 percent reduction in volumes in the distribution industry. The segment posted $2 million of productivity savings in the quarter, which offset inflation. These improvements were partially offset by continued year-over-year pressure on scrap spreads and limited scrap availability, which reduced fourth quarter 2012 Adjusted EBITDA by $3 million compared to the fourth quarter of 2011. Scrap spread pressures also reduced segment Adjusted EBITDA per ton in the fourth quarter of 2012 to $256 from $259 in the fourth quarter of 2011.
Segment income also increased by $1 million as a result of the factors that impacted segment Adjusted EBITDA.
Rolled Products Europe (“RPEU”)
RPEU’s segment income decreased in the fourth quarter of 2012 to $18 million from $37 million in the fourth quarter of 2011. Segment Adjusted EBITDA decreased to $17 million in the fourth quarter of 2012 from $30 million in the fourth quarter of 2011. While fourth quarter global aerospace volumes outpaced the prior year period, increasing 9 percent, and regional plate and sheet demand showed its first improvement over the prior year’s quarter, increasing by 5 percent, global automotive and heat exchanger volumes declined 11 percent and 23 percent, respectively, due to customer de-stocking driven by softer auto build rates in Europe. Overall, volumes declined 4 percent, excluding the volumes associated with the acquired cast house assets of Voerde, resulting in a $2 million reduction in segment Adjusted EBITDA. Lower pricing in the fourth quarter of 2012 accounted for $3 million of the reduction in segment Adjusted EBITDA. Higher costs associated with our Voerde cast house acquisition, inflation in energy and repair and maintenance costs more than offset productivity savings and reduced segment Adjusted EBITDA by $3 million. Currency fluctuations also negatively impacted the segment’s results by $4 million. Segment Adjusted EBITDA per ton declined to $269 in the fourth quarter quarter of 2012, excluding the volumes associated with the Voerde cast house assets, compared to $450 in the fourth quarter quarter of 2011.

The decrease in segment income was driven by the factors that drove the decrease in segment Adjusted EBITDA, as well as a $7 million unfavorable variance in metal price lag.
Extrusions
The Extrusions segment posted a break-even fourth quarter in 2012 compared to segment income of $2 million in the fourth quarter of 2011. The reduction in segment income is primarily due to an unfavorable variance in metal price lag. Segment Adjusted EBITDA in the quarter was essentially unchanged from the prior year, at break-even. Profitability was positively impacted by a higher value-added product mix in rail, aerospace and automotive applications which more than offset the 9 percent decline in overall volumes associated with European economic uncertainty and our initiatives to optimize our customer base by focusing on higher value business. Productivity savings continued to offset base inflation.
Recycling and Specification Alloys North America (“RSAA”)
RSAA’s segment income and segment Adjusted EBITDA declined to $13 million in the fourth quarter of 2012 from $19 million in the fourth quarter of 2011. Driving the decrease was the continued pressure on metal spreads resulting from the combination of lower selling prices for the segment’s products caused by lower aluminum prices and higher scrap prices due to limited scrap availability. Tighter metal spreads reduced segment Adjusted EBITDA by $13 million in the fourth quarter of 2012 compared to the fourth quarter of 2011. Although volumes in the segment were 8 percent lower in the fourth quarter of 2012 versus 2011, an improved mix of products sold more than offset the impact of the volume decline and increased segment Adjusted EBITDA by $2 million. Productivity gains related to furnace and scrap optimization initiatives continued to contribute significantly to the segment’s performance, more than offsetting inflation, and improved fourth quarter segment Adjusted EBITDA by $5 million. Segment Adjusted EBITDA per ton decreased to $64 in the fourth quarter of 2012 from $84 in the fourth quarter of 2011.
Recycling and Specification Alloys Europe (“RSEU”)
RSEU’s segment income and segment Adjusted EBITDA decreased to $2 million in the fourth quarter of 2012 from $4 million in the fourth quarter of 2011. Fourth quarter volumes increased 5 percent over the prior year period as demand from most end-uses improved. However, tighter metal spreads continued to negatively impact the segment’s performance as imports of specification alloys from southern Europe resulted in lower selling prices. Further, inflationary cost increases were not offset by productivity gains. Segment Adjusted EBITDA per ton declined to $23 in the fourth quarter of 2012 from $43 in the fourth quarter of 2011.
Full Year Results

Key financial highlights for the year ended December 31, 2012 include:

▪
Revenues of approximately $4.4 billion compared to approximately $4.8 billion for 2011, a decrease of 9 percent attributable to lower volumes, lower aluminum prices and a stronger U.S. dollar, offset partially offset by an improved product mix and commercial pricing efforts that drove higher rolling margins.

▪	Net income attributable to Aleris Corporation of $108 million compared to approximately $162 million for 2011.

▪	Adjusted EBITDA decreased 11 percent to $294 million from $332 million, with $57 million attributable to tighter scrap and metal spreads, partially offset by higher North American rolling margins,

higher selling prices for extruded products, productivity savings, which more than offset inflation, lower research and development spending and positive currency impacts.

▪
Cash provided by operating activities of $153 million compared to $267 million for 2011. The decrease was driven by lower earnings in 2012, working capital changes, primarily due to LME price changes, higher payments for prior year interest and other accruals, and the payment of value added taxes associated with the construction of the Zhenjiang rolling mill.

▪	Capital expenditures increased to a record $390 million from $205 million during 2011 as spending on the Company’s strategic growth initiatives continued to progress as planned.
Strategic Growth Initiatives
Our capital expenditures topped $390 million in 2012 as we made significant progress on our strategic growth initiatives.

▪
We commissioned several pieces of key equipment at the Zhenjiang rolling mill, took the first aluminum plate through the mill’s finishing process in December, and shipped our first product in the first quarter of 2013. The Zhenjiang mill will serve our global aerospace and commercial plate customers.

▪
We have substantially completed construction of our new cold rolling mill in Duffel targeting wide auto body sheet, and we are working on customer qualifications. This new facility provides the Company with the capability to meet growing demand for aluminum from the automotive market with the production of auto body sheet that is among the widest in the the industry.

▪
Construction of our new wide aluminum sheet coating facility in Ashville was completed in the fourth quarter of 2012 and we began to ship product to our customers in the first quarter of 2013. The new facility will allow us to reduce operating costs while increasing our product capabilities, helping us to solidify our position as a premier supplier to the transportation, metal distribution, and building and construction industries.

Outlook for 2013
Overall demand in North America is stable and should continue to trend with underlying industrial production rates. In 2013, we expect RPNA to be favorably impacted by improved demand from the building and construction industry while RPEU’s regional volumes are also expected to trend favorably versus the lower volume levels of 2012. Volumes in our global market segments are expected to trend higher, led by continued strength in airplane build rates. We believe scrap and metal spreads, which negatively impacted the Company by $57.0 million in 2012, should be more stable over the course of 2013. We expect to see increasing benefits from our capital expenditures as 2013 progresses. Based upon the above factors, we believe that segment income and Adjusted EBITDA will be higher in 2013 versus 2012. However, due to lower metal spreads, first quarter 2013 segment income and Adjusted EBITDA will be flat to slightly down from 2012.
Conference Call and Webcast Information
Aleris will hold a conference call and webcast on March 5, 2013 at 9:00 a.m. Eastern Standard Time. Steven J. Demetriou, chairman and chief executive officer, and Sean M. Stack, executive vice president and chief financial officer, will host the call to discuss results.
The webcast can be accessed through the Company’s website, www.aleris.com. The conference call can be accessed by dialing 1-877-398-9483 or 1-760-298-5072 (for international callers) and referencing ID # 60049929. A replay of the call will be posted on the Company’s website in the Investor Relations section.

Forward-Looking Statements
Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws. Statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “will,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “look forward to,”  “intend” and similar expressions intended to connote future events and circumstances constitute forward-looking statements. Forward-looking statements include statements about, among other things, future costs and prices of commodities, production volumes, industry trends, demand for our products and services, anticipated cost savings, anticipated benefits from new products or facilities, and projected results of operations.  Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in or implied by any forward-looking statement. Important factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements  include, but are not limited to, the following: (1) our ability to successfully implement our business strategy; (2) the cyclical nature of the aluminum industry, our end-use segments and our customers’ industries; (3) our ability to fulfill our substantial capital investment requirements; (4) variability in general economic conditions on a global or regional basis; (5) our ability to retain the services of certain members of our management; (6) our ability to enter into effective metal, natural gas and other commodity derivatives or arrangements with customers to manage effectively our exposure to commodity price fluctuations and changes in the pricing of metals; (7) our internal controls over financial reporting and our disclosure controls and procedures may not prevent all possible errors that could occur; (8) increases in the cost of raw materials and energy; (9) the loss of order volumes from any of our largest customers; (10) our ability to retain customers, a substantial number of whom do not have long-term contractual arrangements with us; (11) our ability to generate sufficient cash flows to fund our capital expenditure requirements and to meet our debt service obligations; (12) competitor pricing activity, competition of aluminum with alternative materials and the general impact of competition in the industry segments we serve; (13) risks of investing in and conducting operations on a global basis, including political, social, economic, currency and regulatory factors; (14) current environmental liabilities and the cost of compliance with and liabilities under health and safety laws; (15) labor relations (i.e., disruptions, strikes or work stoppages) and labor costs; (16) our levels of indebtedness and debt service obligations; (17) the possibility that we may incur additional indebtedness in the future; (18) limitations on operating our business as a result of covenant restrictions under our indebtedness; and (19) other factors discussed in our filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” contained therein. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether in response to new information, futures events or otherwise, except as otherwise required by law.
Non-GAAP Financial Measures
In addition to the results reported in accordance with GAAP, this press release includes information regarding certain non-GAAP financial measures. Management uses EBITDA, Adjusted EBITDA, segment Adjusted EBITDA, commercial margin and segment commercial margin as performance metrics and believes these measures provide additional information commonly used by the holders of the Senior Notes and parties to our ABL Facility with respect to the ongoing performance of our underlying business activities, as well as our ability to meet our future debt service, capital expenditures and working capital needs. In addition, EBITDA with certain adjustments is a component of certain covenants under the indentures governing Aleris International’s senior notes. Adjusted EBITDA, including the impacts of metal price lag, is a component of certain financial covenants under the credit agreement governing the ABL Facility. Management also uses commercial margin, including segment commercial margin, as a performance metric and believes that it provides useful information regarding the performance of our segments because it measures the price at which we sell our aluminum products above the hedged cost of the metal and the effects of metal price lag, thereby reflecting the value-added components of our commercial activities independent of aluminum prices which we cannot control.

Our EBITDA calculations represent net income and loss attributable to Aleris Corporation before interest income and expense, provision for and benefit from income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding metal price lag, reorganization items, net, unrealized gains and losses on derivative financial instruments, restructuring items, net, the impact of recording inventory and other items at fair value through fresh-start and purchase accounting, currency exchange gains and losses on debt, stock-based compensation expense, start-up expenses, and certain other gains and losses. Segment Adjusted EBITDA represents Adjusted EBITDA on a per segment basis. EBITDA as defined in the indentures governing Aleris International’s senior notes also limits the amount of adjustments for cost savings, operational improvement and synergies for the purpose of determining our compliance with such covenants. Adjusted EBITDA as defined under the ABL Facility also limits the amount of adjustments for restructuring charges incurred after June 1, 2010 and requires additional adjustments be made if certain annual pension funding levels are exceeded. Commercial margin represents revenues less the hedged cost of metal and the effects of metal price lag. Segment commercial margin represents commercial margin on a per segment basis.

EBITDA, Adjusted EBITDA, segment Adjusted EBITDA, commercial margin and segment commercial margin, as we use them may not be comparable to similarly titled measures used by other companies. We calculate EBITDA, Adjusted EBITDA and segment Adjusted EBITDA by eliminating the impact of a number of items we do not consider indicative of our ongoing operating performance. You are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis. However, EBITDA, Adjusted EBITDA, segment Adjusted EBITDA, commercial margin and segment commercial margin are not financial measurements recognized under GAAP, and when analyzing our operating performance, investors should use EBITDA, Adjusted EBITDA, segment Adjusted EBITDA, commercial margin and segment commercial margin in addition to, and not as an alternative for, net income and loss attributable to Aleris Corporation, operating income and loss, or any other performance measure derived in accordance with GAAP, or in addition to, and not as an alternative for, cash flow from operating activities as a measure of our liquidity. EBITDA, Adjusted EBITDA, segment Adjusted EBITDA, commercial margin and segment commercial margin have limitations as analytical tools, and they should not be considered in isolation, or as a substitute for, or superior to, our measures of financial performance prepared in accordance with GAAP.
About Aleris

Aleris is a privately held, global leader in aluminum rolled products and extrusions, aluminum recycling and specification alloy production. Headquartered in Cleveland, Ohio, Aleris operates more than 40 production facilities in North America, Europe and Asia. For more information, visit www.aleris.com.
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The information disclosed in this press release is believed by Aleris to be accurate as of the date hereof. Aleris expressly disclaims any duty to update the information contained in this press release. Persons engaging in any transactions with Aleris or in Aleris’s securities are cautioned that there may exist other material information regarding Aleris that is not publicly available.

Investor Contact:    Eric Rychel
Phone: 216-910-3229

Media Contact:    Shannon Bennett
Phone: 216-910-3664

Aleris Corporation

Consolidated Statements of Operations
(unaudited)
(in millions)

	For the three months ended		For the years ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenues	$1,020.2	$1,059.8	$4,412.4	$4,826.4
Cost of sales	928.7	971.8	3,947.2	4,354.3
Gross profit	91.5	88.0	465.2	472.1
Selling, general and administrative expenses	74.0	68.2	269.0	274.3
Restructuring and impairment charges	8.5	1.0	9.6	4.4
(Gains) losses on derivative financial instruments	(4.5)	3.5	(1.3)	—
Other operating expense (income), net	—	0.7	1.1	(2.4)
Operating income	13.5	14.6	186.8	195.8
Interest expense, net	18.5	12.1	52.4	46.3
Reorganization items, net	—	0.2	0.4	(1.3)
Other expense (income), net	1.7	(3.4)	1.6	(6.2)
(Loss) income before income taxes	(6.7)	5.7	132.4	157.0
(Benefit from) provision for income taxes	(0.1)	(13.9)	25.4	(4.2)
Net (loss) income	(6.6)	19.6	107.0	161.2
Net income (loss) attributable to noncontrolling interest	0.3	(0.2)	(0.5)	(0.4)
Net (loss) income attributable to Aleris Corporation	$(6.9)	$19.8	$107.5	$161.6

Net (loss) income available to common stockholders	$(9.4)	$19.5	$101.8	$161.2
Basic (loss) earnings per share	$(0.30)	$0.63	$3.28	$5.20
Diluted (loss) earnings per share	$(0.30)	$0.60	$3.08	$4.91
Dividend declared per common share	$—	$3.20	$—	$16.00

Aleris Corporation
Operating and Segment Information
(unaudited)
(in millions)

	For the three months ended		For the years ended
	December 31,		December 31,
	2012	2011	2012	2011

Segment income:
RPNA	$26.3	$24.8	$117.6	$111.1
RPEU	18.3	36.9	144.6	157.6
Extrusions	(0.1)	1.5	16.4	10.9
RSAA	13.2	18.7	53.6	80.9
RSEU	2.0	3.6	19.4	35.3
Total segment income	59.7	85.5	351.6	395.8

Depreciation and amortization	(25.6)	(19.4)	(84.8)	(70.3)
Corporate general and administrative expenses, excluding depreciation, amortization and start-up expenses	(14.2)	(18.3)	(56.3)	(60.8)
Restructuring and impairment charges	(8.5)	(1.0)	(9.6)	(4.4)
Interest expense, net	(18.5)	(12.1)	(52.4)	(46.3)
Unallocated gains (losses) on derivative financial instruments	11.1	(23.9)	13.9	(37.9)
Reorganization items, net	—	(0.2)	(0.4)	1.3
Unallocated currency exchange gains (losses)	0.5	0.2	0.2	(1.2)
Start-up expenses	(10.6)	(2.0)	(28.1)	(10.2)
Other (expense) income, net (including research and development contract termination costs)	(0.6)	(3.1)	(1.7)	(9.0)
(Loss) income before income taxes	$(6.7)	$5.7	$132.4	$157.0

Aleris Corporation
Operating and Segment Information
(unaudited)
(Dollars in millions, except per ton measures, metric tons in thousands)

	For the three months ended		For the years ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Invoiced metric tons:
RPNA	89.8	83.3	394.6	370.5
RPEU (1)	76.1	67.5	298.9	314.4
Extrusions	14.8	16.2	68.2	75.7
RSAA	205.6	224.2	868.2	894.7
RSEU	89.1	85.2	385.0	387.2
Intersegment shipments	(11.6)	(7.6)	(41.3)	(36.9)
Total invoiced metric tons	463.8	468.7	1,973.6	2,005.6

(1) Excluding shipments from our Voerde cast house, metric tons were 64.9 and 281.4 for the three and twelve months ended December 31, 2012, respectively.

Revenues:
RPNA	$296.4	$291.8	$1,299.7	$1,346.4
RPEU	316.2	334.9	1,324.9	1,541.6
Extrusions	80.7	86.4	357.4	410.3
RSAA	215.2	233.6	947.6	983.8
RSEU	145.0	140.4	601.9	685.1
Intersegment revenues	(33.3)	(27.3)	(119.1)	(140.8)
Total revenues	$1,020.2	$1,059.8	$4,412.4	$4,826.4

Segment commercial margin:
RPNA	$111.2	$106.5	$479.3	$458.5
RPEU	136.3	140.8	570.7	605.3
Extrusions	37.0	36.6	158.7	164.8
RSAA	69.8	81.2	293.1	323.2
RSEU	43.9	44.5	186.0	210.4
Total segment commercial margin	$398.2	$409.6	$1,687.8	$1,762.2

Segment commercial margin per metric ton:
RPNA	$1,238.1	1,278.2	1,214.7	1,237.4
RPEU	1,790.6	2,087.3	1,909.5	1,925.2
Extrusions	2,496.7	2,260.9	2,327.4	2,177.4
RSAA	339.6	362.3	337.6	361.3
RSEU	492.2	522.6	483.0	543.3

Segment Adjusted EBITDA:
RPNA	$23.0	$21.6	$111.1	$104.9
RPEU	17.4	30.4	136.7	151.5
Extrusions	—	(0.2)	13.8	7.9
RSAA	13.2	18.7	53.6	80.9
RSEU	2.0	3.6	19.4	35.3
Corporate	(10.6)	(12.4)	(41.0)	(48.9)
Total Adjusted EBITDA	$45.0	$61.7	$293.6	$331.6

Segment Adjusted EBITDA per metric ton:
RPNA	$255.7	$258.7	$281.7	$283.0
RPEU (2)	229.1	450.1	457.4	481.9
Extrusions	1.8	(11.9)	202.3	104.1
RSAA	64.1	83.5	61.7	90.4
RSEU	22.7	42.6	50.4	91.1
Aleris Corporation	97.0	131.7	148.8	165.3

(2) Excluding shipments from our Voerde cast house, Adjusted EBITDA per metric ton was $268.8 and $485.8 for the three and twelve months ended December 31, 2012, respectively.

Aleris Corporation
Operating and Segment Information
(unaudited)
(Dollars in millions, except per ton measures, metric tons in thousands)

	2012				2011
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Invoiced metric tons:
RPNA	97.7	104.9	102.2	89.8	88.1	101.5	97.7	83.3
RPEU (1)	72.7	71.5	78.5	76.1	84.2	85.3	77.4	67.5
Extrusions	18.6	18.1	16.8	14.8	20.0	20.2	19.3	16.2
RSAA	226.4	225.0	211.1	205.6	221.7	225.5	223.3	224.2
RSEU	103.5	96.9	95.5	89.1	102.3	103.9	95.8	85.2
Intersegment shipments	(9.1)	(9.6)	(10.9)	(11.6)	(10.4)	(10.2)	(8.7)	(7.6)
Total invoiced metric tons	509.8	506.8	493.2	463.8	505.9	526.2	504.8	468.8

(1) Excluding shipments from our Voerde cast house, metric tons were 72.3 and 64.9 for the three months ended September 30, 2012 and December 31, 2012, respectively.

Revenues:
RPNA	$325.1	$349.3	$328.8	$296.4	$310.7	$378.5	$365.5	$291.8
RPEU	339.1	339.1	330.6	316.2	383.4	432.0	391.3	334.9
Extrusions	95.4	92.3	89.1	80.7	103.6	113.7	106.6	86.4
RSAA	255.5	257.8	219.1	215.2	247.6	255.6	247.1	233.6
RSEU	154.4	159.6	142.8	145.0	180.8	189.7	174.2	140.4
Intersegment revenues	(29.0)	(27.4)	(29.4)	(33.3)	(34.9)	(41.2)	(37.6)	(27.3)
Total revenues	$1,140.5	$1,170.7	$1,081.0	$1,020.2	$1,191.2	$1,328.3	$1,247.1	$1,059.8

Segment commercial margin:
RPNA	$118.5	$126.0	$123.6	$111.2	$105.0	$124.6	$122.3	$106.5
RPEU	142.6	143.1	148.7	136.3	149.9	162.2	152.3	140.8
Extrusions	41.5	40.4	39.9	37.0	40.3	43.9	44.0	36.6
RSAA	78.2	75.4	69.7	69.8	76.2	82.2	83.7	81.2
RSEU	50.1	47.8	44.2	43.9	55.0	59.7	51.1	44.5
Total segment commercial margin	$430.9	$432.7	$426.1	$398.2	$426.4	$472.6	$453.4	$409.6

Segment commercial margin per metric ton:
RPNA	$1,212.8	$1,201.2	$1,209.6	$1,238.1	$1,193.0	$1,228.2	$1,252.3	$1,278.2
RPEU	1,959.7	2,001.6	1,894.4	1,790.6	1,779.7	1,901.0	1,968.9	2,087.3
Extrusions	2,238.6	2,238.3	2,371.9	2,496.7	2,014.6	2,170.6	2,283.4	2,260.9
RSAA	345.5	334.9	330.0	339.6	343.5	364.3	374.9	362.3
RSEU	483.9	493.2	463.2	492.2	538.4	574.2	533.3	522.6

Segment Adjusted EBITDA:
RPNA	$25.1	$33.4	$29.7	$23.0	$23.9	$31.1	$28.3	$21.6
RPEU	39.1	40.3	39.8	17.4	34.3	38.5	48.4	30.4
Extrusions	5.6	4.1	4.1	—	2.3	2.4	3.4	(0.2)
RSAA	16.7	14.6	9.2	13.2	17.1	23.7	21.5	18.7
RSEU	6.8	5.9	4.7	2.0	11.6	11.8	8.3	3.6
Corporate	(12.8)	(8.6)	(9.1)	(10.6)	(10.7)	(12.5)	(13.5)	(12.4)
Total Adjusted EBITDA	$80.5	$89.7	$78.4	$45.0	$78.5	$95.0	$96.4	$61.7

Segment Adjusted EBITDA per metric ton:
RPNA	$256.8	$318.3	$290.7	$255.7	$271.2	$306.9	$289.5	$258.7
RPEU (2)	537.6	563.8	507.4	229.1	407.1	450.7	625.6	450.1
Extrusions	299.5	228.1	243.7	1.8	116.2	118.4	174.1	(11.9)
RSAA	73.7	64.7	43.4	64.1	77.0	104.9	96.1	83.5
RSEU	65.5	61.1	49.2	22.7	113.6	113.1	86.2	42.6
Aleris Corporation	157.9	176.9	159.0	97.0	155.2	180.5	191.1	131.7
(2) Excluding shipments from our Voerde cast house, Adjusted EBITDA per metric ton was $551.2 and $268.8 for the three months ended September 30, 2012 and December 31, 2012, respectively.

Aleris Corporation

Consolidated Balance Sheet
(unaudited)
(in millions, except share and per share data)

ASSETS	December 31, 2012	December 31, 2011
Current Assets
Cash and cash equivalents	$592.9	$231.4
Accounts receivable (net of allowances of $8.1 and $8.7 at December 31, 2012 and 2011, respectively)	384.0	401.1
Inventories	683.4	585.7
Deferred income taxes	12.9	6.0
Prepaid expenses and other current assets	26.3	23.0
Total Current Assets	1,699.5	1,247.2
Property, plant and equipment, net	1,077.0	670.5
Intangible assets, net	45.6	47.7
Deferred income taxes	36.8	33.9
Other long-term assets	59.3	38.3
Total Assets	$2,918.2	$2,037.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$341.2	$287.4
Accrued liabilities	302.4	233.1
Deferred income taxes	12.0	6.2
Current portion of long-term debt	9.0	6.9
Total Current Liabilities	664.6	533.6
Long-term debt	1,218.9	595.1
Deferred income taxes	8.8	5.1
Accrued pension benefits	258.2	206.2
Accrued postretirement benefits	52.0	52.9
Other long-term liabilities	75.9	78.6
Total Long-Term Liabilities	1,613.8	937.9
Redeemable noncontrolling interest	5.7	5.4
Stockholders’ Equity
Common stock; par value $.01; 45,000,000 shares authorized and 31,097,272 and 31,031,871 shares issued at December 31, 2012 and 2011, respectively	0.3	0.3
Preferred stock; par value $.01; 1,000,000 shares authorized; none issued	—	—
Additional paid-in capital	573.9	563.4
Retained earnings	122.1	19.7
Accumulated other comprehensive loss	(62.4)	(29.0)
Total Aleris Corporation Equity	633.9	554.4
Noncontrolling interest	0.2	6.3
Total Equity	634.1	560.7
Total Liabilities and Equity	$2,918.2	$2,037.6

Aleris Corporation

Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	For the three months ended		For the years ended
	December 31,		December 31,
	2012	2011	2012	2011
Operating activities
Net (loss) income	$(6.6)	$19.6	$107.0	$161.2
Adjustments to reconcile net (loss) income to net cash provided (used) by operating activities:
Depreciation and amortization	25.6	19.4	84.8	70.3
Provision for (benefit from) deferred income taxes	2.1	(35.2)	10.4	(33.6)
Reorganization items:
Charges (gains)	—	0.2	0.4	(1.3)
Payments, net of cash received	(0.1)	(1.9)	(0.7)	(3.6)
Restructuring and impairment charges (gains):
Charges	8.5	1.0	9.6	4.4
Payments	(1.1)	(0.8)	(5.7)	(3.8)
Stock-based compensation expense	3.3	2.9	11.4	10.1
Unrealized (gains) losses on derivative financial instruments	(11.1)	24.3	(14.3)	37.8
Currency exchange (gains) losses on debt	(3.9)	6.4	(3.4)	5.4
Amortization of debt issuance costs	1.8	1.8	6.5	6.3
Other non-cash charges (gains), net	2.6	(3.2)	1.5	(8.9)
Changes in operating assets and liabilities:
Change in accounts receivable	118.8	117.7	21.4	(13.0)
Change in inventories	(46.8)	69.2	(88.4)	15.7
Change in other assets	(25.4)	(4.8)	(33.1)	(8.5)
Change in accounts payable	(27.4)	(106.8)	42.3	(18.4)
Change in accrued liabilities	20.1	7.2	2.8	46.8
Net cash provided by operating activities	60.4	117.0	152.5	266.9
Investing activities
Purchase of a business	—	—	(21.5)	—
Payments for property, plant and equipment	(104.7)	(96.2)	(390.2)	(204.6)
Proceeds from the sale of property, plant and equipment	0.4	—	0.5	7.7
Other	0.3	—	0.1	(0.4)
Net cash used by investing activities	(104.0)	(96.2)	(411.1)	(197.3)
Financing activities
Proceeds from the issuance of 7 7/8% Senior Notes, net of discount of $8.7	491.3	—	491.3	—
Proceeds from the issuance of 7 5/8% Senior Notes, net of discount of $10.0	—	—	—	490.0
Proceeds from China Loan Facility	42.4	45.2	130.9	56.7
Net (payments on) proceeds from other long-term debt	(2.2)	2.2	(0.2)	1.1
Debt issuance costs	(1.9)	2.8	(2.3)	(4.4)
Contributions from noncontrolling interests	—	—	—	7.6
Distribtutions from noncontrolling interests	—	(0.9)	—	—
Dividends paid	—	(100.0)	—	(500.0)
Other	(1.0)	1.6	(2.5)	2.7
Net cash provided (used) by financing activities	528.6	(49.1)	617.2	53.7
Effect of exchange rate differences on cash and cash equivalents	2.1	(6.2)	2.9	(5.4)
Net increase (decrease) in cash and cash equivalents	487.1	(34.5)	361.5	117.9
Cash and cash equivalents at beginning of period	105.8	265.9	231.4	113.5
Cash and cash equivalents at end of period	$592.9	$231.4	$592.9	$231.4

Aleris Corporation

Reconciliation of Net Income Attributable to Aleris Corporation to
Adjusted EBITDA
(unaudited)
(in millions)

	For the three months ended		For the years ended
	December 31,		December 31,
	2012	2011	2012	2011
Net (loss) income attributable to Aleris Corporation	$(6.9)	$19.8	$107.5	$161.6
Interest expense, net	18.5	12.1	52.4	46.3
(Benefit from) provision for income taxes	(0.1)	(13.9)	25.4	(4.2)
Depreciation and amortization	25.6	19.4	84.8	70.3
EBITDA	37.1	37.4	270.1	274.0
Reorganization items, net	—	0.2	0.4	(1.3)
Unrealized (gains) losses on derivative financial instruments	(11.1)	24.3	(14.3)	37.8
Favorable metal price lag	(4.0)	(12.6)	(16.0)	(18.9)
Restructuring and impairment charges	8.5	1.0	9.6	4.4
Impact of recording assets at fair value through fresh-start and purchase accounting	(0.2)	1.1	(0.9)	3.4
Currency exchange (gains) losses on debt	(1.1)	1.8	(0.8)	0.7
Stock-based compensation expense	3.3	2.9	11.4	10.1
Start-up expenses	10.6	2.0	28.1	10.2
Other	1.9	3.6	6.0	11.2
Adjusted EBITDA	$45.0	$61.7	$293.6	$331.6

Aleris Corporation

Reconciliation of Adjusted EBITDA to
Cash Flows Provided by Operating Activities
(unaudited)
(in millions)

	For the three months ended		For the years ended
	December 31,		December 31,
	2012	2011	2012	2011
Adjusted EBITDA	$45.0	$61.7	$293.6	$331.6
Reorganization items, net	—	(0.2)	(0.4)	1.3
Unrealized gains (losses) on derivative financial instruments	11.1	(24.3)	14.3	(37.8)
Favorable metal price lag	4.0	12.6	16.0	18.9
Restructuring and impairment charges	(8.5)	(1.0)	(9.6)	(4.4)
Impact of recording assets at fair value through fresh-start and purchase accounting	0.2	(1.1)	0.9	(3.4)
Currency exchange gains (losses) on debt	1.1	(1.8)	0.8	(0.7)
Stock-based compensation expense	(3.3)	(2.9)	(11.4)	(10.1)
Start-up expenses	(10.6)	(2.0)	(28.1)	(10.2)
Other	(1.9)	(3.6)	(6.0)	(11.2)
EBITDA	37.1	37.4	270.1	274.0
Interest expense, net	(18.5)	(12.1)	(52.4)	(46.3)
Benefit from (provision for) income taxes	0.1	13.9	(25.4)	4.2
Depreciation and amortization	(25.6)	(19.4)	(84.8)	(70.3)
Net (loss) income attributable to Aleris Corporation	(6.9)	19.8	107.5	161.6
Net income (loss) attributable to noncontrolling interest	0.3	(0.2)	(0.5)	(0.4)
Net (loss) income	(6.6)	19.6	107.0	161.2
Depreciation and amortization	25.6	19.4	84.8	70.3
Provision for (benefit from) deferred income taxes	2.1	(35.2)	10.4	(33.6)
Reorganization items, net of payments	(0.1)	(1.7)	(0.3)	(4.9)
Restructuring and impairment charges, net of payments	7.4	0.2	3.9	0.6
Stock-based compensation expense	3.3	2.9	11.4	10.1
Unrealized (gains) losses on derivative financial instruments	(11.1)	24.3	(14.3)	37.8
Currency exchange (gains) losses on debt	(3.9)	6.4	(3.4)	5.4
Amortization of debt issuance costs	1.8	1.8	6.5	6.3
Other non-cash charges (gains), net	2.6	(3.2)	1.5	(8.9)
Change in operating assets and liabilities:
Change in accounts receivable	118.8	117.7	21.4	(13.0)
Change in inventories	(46.8)	69.2	(88.4)	15.7
Change in other assets	(25.4)	(4.8)	(33.1)	(8.5)
Change in accounts payable	(27.4)	(106.8)	42.3	(18.4)
Change in accrued liabilities	20.1	7.2	2.8	46.8
Net cash provided by operating activities	$60.4	$117.0	$152.5	$266.9

Aleris Corporation

Reconciliation of Segment Income (Loss) to
Segment Adjusted EBITDA
(unaudited)
(in millions)

	For the three months ended		For the years ended
	December 31,		December 31,
	2012	2011	2012	2011
RPNA
Segment income	$26.3	$24.8	$117.6	$111.1
Favorable metal price lag	(3.4)	(3.2)	(6.4)	(6.2)
Segment Adjusted EBITDA (1)	$23.0	$21.6	$111.1	$104.9

RPEU
Segment income	$18.3	$36.9	$144.6	$157.6
Impact of recording amounts at fair value through fresh-start and purchase accounting	(0.2)	1.2	(0.8)	3.8
Favorable metal price lag	(0.7)	(7.7)	(7.1)	(9.9)
Segment Adjusted EBITDA	$17.4	$30.4	$136.7	$151.5

Extrusions
Segment (loss) income	$(0.1)	$1.5	$16.4	$10.9
Impact of recording amounts at fair value through fresh-start and purchase accounting	—	—	(0.1)	(0.3)
Unfavorable (favorable) metal price lag	0.1	(1.7)	(2.6)	(2.7)
Segment Adjusted EBITDA (1)	$—	$(0.2)	$13.8	$7.9

RSAA
Segment income	$13.2	$18.7	$53.6	$80.9
Segment Adjusted EBITDA (2)	13.2	18.7	53.6	80.9

RSEU
Segment income	$2.0	$3.6	$19.4	$35.3
Segment Adjusted EBITDA (2)	2.0	3.6	19.4	35.3

(1) Amounts may not foot as they represent the calculated totals based on actual amounts and not the rounded amounts presented in this table.
(2) There was no difference between segment income and segment Adjusted EBITDA for this segment.

Aleris Corporation

Reconciliation of Segment Income (Loss) to
Segment Adjusted EBITDA
(unaudited)
(in millions)

	2012				2011
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
RPNA
Segment income	$26.1	$34.8	$30.3	$26.3	$25.3	$31.0	$30.0	$24.8
(Favorable) unfavorable metal price lag	(1.0)	(1.4)	(0.6)	(3.4)	(1.4)	0.1	(1.8)	(3.2)
Segment Adjusted EBITDA (1)	$25.1	$33.4	$29.7	$23.0	$23.9	$31.1	$28.3	$21.6

RPEU
Segment income	$41.1	$42.7	$42.6	$18.3	$33.2	$34.9	$52.7	$36.9
Impact of recording amounts at fair value through fresh-start and purchase accounting	(0.3)	(0.2)	(0.2)	(0.2)	0.6	0.9	1.0	1.2
Unfavorable (favorable) metal price lag	(1.7)	(2.1)	(2.6)	(0.7)	0.5	2.7	(5.3)	(7.7)
Segment Adjusted EBITDA (1)	$39.1	$40.3	$39.8	$17.4	$34.3	$38.5	$48.4	$30.4

Extrusions
Segment (loss) income	$6.0	$4.9	$5.6	$(0.1)	$2.9	$2.6	$3.9	$1.5
Impact of recording amounts at fair value through fresh-start and purchase accounting	—	—	—	—	(0.7)	(0.8)	1.1	—
Unfavorable (favorable) metal price lag	(0.4)	(0.7)	(1.5)	0.1	0.1	0.5	(1.6)	(1.7)
Segment Adjusted EBITDA (1)	$5.6	$4.1	$4.1	$—	$2.3	$2.4	$3.4	$(0.2)

RSAA
Segment income	$16.7	$14.6	$9.2	$13.2	$17.1	$23.7	$21.5	$18.7
Segment Adjusted EBITDA (2)	16.7	14.6	9.2	13.2	17.1	23.7	21.5	18.7

RSEU
Segment income	$6.8	$5.9	$4.7	$2.0	$11.6	$11.8	$8.3	$3.6
Segment Adjusted EBITDA (2)	6.8	5.9	4.7	2.0	11.6	11.8	8.3	3.6

(1) Amounts may not foot as they represent the calculated totals based on actual amounts and not the rounded amounts presented in this table.
(2) There was no difference between segment income and segment Adjusted EBITDA for this segment.

Aleris Corporation

Reconciliation of Revenues to
Segment Commercial Margin
(unaudited)
(in millions)

	For the three months ended		For the years ended
	December 31,		December 31,
	2012	2011	2012	2011
RPNA
Segment revenues	$296.4	$291.8	$1,299.7	$1,346.4
Hedged cost of metal	(181.8)	(182.1)	(814.0)	(881.7)
Favorable metal price lag	(3.4)	(3.2)	(6.4)	(6.2)
Segment commercial margin	$111.2	$106.5	$479.3	$458.5

RPEU
Segment revenues	$316.2	$334.9	$1,324.9	$1,541.6
Hedged cost of metal	(179.2)	(186.4)	(747.1)	(926.4)
Favorable metal price lag	(0.7)	(7.7)	(7.1)	(9.9)
Segment commercial margin	$136.3	$140.8	$570.7	$605.3

Extrusions
Segment revenues	$80.7	$86.4	$357.4	$410.3
Hedged cost of metal	(43.8)	(48.1)	(196.1)	(242.8)
Unfavorable (favorable) metal price lag	0.1	(1.7)	(2.6)	(2.7)
Segment commercial margin	$37.0	$36.6	$158.7	$164.8

RSAA
Segment revenues	$215.2	$233.6	$947.6	$983.8
Hedged cost of metal	(145.4)	(152.4)	(654.5)	(660.6)
Segment commercial margin	$69.8	$81.2	$293.1	$323.2

RSEU
Segment revenues	$145.0	$140.4	$601.9	$685.1
Hedged cost of metal	(101.1)	(95.9)	(415.9)	(474.7)
Segment commercial margin	$43.9	$44.5	$186.0	$210.4

Aleris Corporation

Reconciliation of Revenues to
Segment Commercial Margin
(unaudited)
(in millions)

	2012				2011
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
RPNA
Segment revenues	$325.1	$349.3	$328.8	$296.4	$310.7	$378.5	$365.5	$291.8
Hedged cost of metal	(207.6)	(221.9)	(204.6)	(181.8)	(207.1)	(254.0)	(241.4)	(182.1)
Favorable metal price lag	1.0	(1.4)	(0.6)	(3.4)	1.4	0.1	(1.8)	(3.2)
Segment commercial margin	$118.5	$126.0	$123.6	$111.2	$105.0	$124.6	$122.3	$106.5

RPEU
Segment revenues	$339.1	$339.1	$330.6	$316.2	$383.4	$432.0	$391.3	$334.9
Hedged cost of metal	(198.2)	(193.9)	(179.3)	(179.2)	(233.0)	(272.5)	(233.7)	(186.4)
Favorable metal price lag	1.7	(2.1)	(2.6)	(0.7)	(0.5)	2.7	(5.3)	(7.7)
Segment commercial margin	$142.6	$143.1	$148.7	$136.3	$149.9	$162.2	$152.3	$140.8

Extrusions
Segment revenues	$95.4	$92.3	$89.1	$80.7	$103.6	$113.7	$106.6	$86.4
Hedged cost of metal	(54.3)	(51.2)	(47.7)	(43.8)	(63.2)	(70.3)	(61.0)	(48.1)
Unfavorable (favorable) metal price lag	0.4	(0.7)	(1.5)	0.1	(0.1)	0.5	(1.6)	(1.7)
Segment commercial margin	$41.5	$40.4	$39.9	$37.0	$40.3	$43.9	$44.0	$36.6

RSAA
Segment revenues	$255.5	$257.8	$219.1	$215.2	$247.6	$255.6	$247.1	$233.6
Hedged cost of metal	(177.3)	(182.4)	(149.4)	(145.4)	(171.4)	(173.4)	(163.4)	(152.4)
Segment commercial margin	$78.2	$75.4	$69.7	$69.8	$76.2	$82.2	$83.7	$81.2

RSEU
Segment revenues	$154.4	$159.6	$142.8	$145.0	$180.8	$189.7	$174.2	$140.4
Hedged cost of metal	(104.3)	(111.8)	(98.6)	(101.1)	(125.8)	(130.0)	(123.1)	(95.9)
Segment commercial margin	$50.1	$47.8	$44.2	$43.9	$55.0	$59.7	$51.1	$44.5